UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2016

STAR MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8307 Shaffer Parkway, Suite 201, Littleton, Colorado	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 443-7677

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (including the exhibit filed herewith) contains forward-looking statements that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Forward-looking statements are only predictions based on our current expectations and projections, or those of third parties, about future events and involve risks and uncertainties. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

Item 1.01 - Entry into a Material Definitive Agreement.

On October 27, 2016 (the “Effective Date”), Star Mountain Resources, Inc., (the “Company”, “we”, “us”, “our”) signed a binding letter of intent with an unrelated party in a transaction negotiated at arm’s length (the “Buyer”) to sell the Company’s 100% ownership interest in Balmat Holding Corporation (“Balmat Holding”). Balmat Holding, through its wholly owned subsidiary, St. Lawrence Zinc Company (“St. Lawrence Zinc”), is the owner of the mining property known as the Balmat Zinc Mine and certain mining and processing equipment located in St. Lawrence County, New York (the “Balmat Assets”).

The sale price of the Balmat Assets is $6,318,554 payable as follows: $2,768,554 being the outstanding amount owing to TCA Global Master Fund, LP (the “TCA Debenture”) on or about November 1, 2016, to be paid by an affiliate of the Buyer (the “Buyer’s Affiliate”) on such date, and TCA assigning the TCA Debenture to the Buyer’s Affiliate with the Company being released from its obligations under such debenture subject to the completion of the contemplated transaction; $300,000 towards the care and maintenance of the Balmat Assets, of which $150,000 has been paid to the Company and the balance is to be paid on or before November 30, 2016 as mutually agreed by the parties; $1,250,000 to be paid on November 30, 2016, the proposed closing date of the transaction (the “Closing Date”) provided there are no outstanding debts, accounts payable and accrued liabilities of St. Lawrence Zinc Company and the Balmat Assets are free of any liens or encumbrances; $1,000,000 on February 28, 2017 or three months from the Closing Date and the balance of $1,000,000 on May 30, 2017 or six months from the Closing Date. In addition, the Buyer has agreed to issue to the Company 5% of the issued and outstanding common shares (as measured on a post financing basis) in the public company (“Pubco”) which the Buyer intends to assign the Balmat Assets. In addition, the Buyer has agreed to assume the Company’s obligations to Hudbay Minerals, Inc. (“Hudbay”) pursuant to the previously disclosed agreement between the Company and Hudbay dated October 13, 2015. In addition, the Company will have the right to participate in future equity financings of Pubco to maintain its equity position in Pubco on a post financing basis. All debts of Balmat Holding and St. Lawrence Zinc shall be paid by the Company at or prior to the Closing Date.

The closing of the transaction contemplated by the letter of intent is expected to be completed no later than November 30, 2016 and will be conditioned upon certain, limited customary representations and warranties to be included in an agreement, as well as the following conditions to closing:

1.       The Company shall maintain the Balmat Assets in good standing until completion of the Definitive Agreement (defined below);

2.       The Company will provide the Buyer with all technical, environmental, permit, reclamation, prior work performed and any other data relative to the Balmat Asset on signing of the letter of intent;

3.       The parties will exclusively negotiate in good faith the terms and conditions of a definitive agreement (the “Definitive Agreement”) which will contain reasonable and usual representations and warranties based on standard industry terms and conditions, not to be unreasonably withheld, and to be completed within 30 days of the completion of the due diligence period and no later than November 30, 2016;

4.       The transaction is subject to satisfactory due diligence by the Buyer which shall have 45 days (or a date mutually agreed upon by the parties) to complete its due diligence.

The letter of intent and the Definitive Agreement will be governed in all respects, including validity, interpretation and effect, by laws of the Province of British Columbia and the laws of Canada applicable therein, without giving effect to the principles of conflicts of laws thereof unless otherwise mutually agreed among the parties and the parties hereby irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia in respect of any matter arising hereunder or in connection herewith.

The letter of intent will terminate on the day on which the earliest of the following events occurs: (a) the date the Buyer provides a notice of termination or a written agreement of the parties to terminate the letter agreement; or (b) the date the Definitive Agreement is entered in to. Following such termination, the letter of intent shall have no further force or effect and there shall be no obligation on the part of either of the parties thereunder.

The transaction contemplated by the letter of intent shall have been authorized by the board of directors of the Company and the execution of the letter of intent by the Company shall be conclusive evidence of such authorization.

On November 3, 2016 (the “Effective Date”), in connection with acquisition of the TCA Debenture as contemplated in the letter of intent, an affiliate of the Buyer (the “Lender”) acquired the TCA Debenture and TCA’s collateral and other rights provided for in the TCA Debenture and related agreements (the “TCA Transaction Documents”). In addition, the Lender entered into a Forbearance Agreement with the Company on November 3, 2016 (the “Forbearance Agreement”). The Forbearance Agreement reflects the Company’s acknowledgement that the TCA Debenture is in default as a result of the Company’s failure to make certain payments due on the obligations owing under the TCA Debenture and that the filing of a Form 15 with the SEC will not be deemed a default under the TCA Transaction Documents. The Lender has agreed that it will forbear from exercising any of its rights or remedies under the TCA Debenture as the result of the default until the Forbearance Termination Date (defined below), provided that, (i) commencing on November 2, 2016 through January 31, 2017, no interest shall accrue on the unpaid obligations outstanding under the TCA Debenture, and (ii) commencing on February 1, 2017, all unpaid obligations outstanding under the TCA Debenture will accrue interest at a rate equal to 10% per annum. The Forbearance Termination Date will occur if any additional defaults occur under the TCA Debenture or related agreements, the Company’s failure to comply with any term or condition of the Forbearance Agreement, any breach by the Company of any term or condition set forth in the letter of intent, or the sale of Balmat Holding to the Buyer does not occur on or before January 31, 2017. The Company agreed to pay the Lender’s reasonable legal fees and costs incurred in connection with the Forbearance Agreement and related transactions.

Item 8.01 Other Events.

Since the Company’s acquisition of the Balmat Assets in November 2015, it has been unable to secure sufficient financing to commence operations at the mine. Furthermore, the Company is unable to continue to make the payments due under the TCA Debenture and its other debt obligations and to finance the care and maintenance activities of the Balmat Assets. Consequently, the Company’s board believes that the proposed sale of the Balmat Assets is in the best interests of the Company and its shareholders. Furthermore, the Company’s board of directors has determined that the benefits and costs associated with being publicly traded are no longer justifiable leading it to the conclusion that deregistration of its common stock is appropriate. For these reasons, the Company’s board of directors has authorized the Company to voluntarily deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by filing a Form 15 with the Securities and Exchange Commission (the “SEC”). The Company is eligible to deregister its common stock under the Exchange Act because its common stock is held by fewer than 300 stockholders of record. The Company expects that its common stock will be transferred to a different tier of the OTC trading marketplace within 90 days after the date of the Form 15 filing.

The Company plans to file the Form 15 with the SEC prior to November 14, 2016 (the date the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 would have otherwise been due). Upon such filing, the Company’s obligation to file certain reports with the SEC, including the annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration, which is expected to occur 90 days after the filing of the Form 15.

Over the coming months following the Closing Date and once the number of shares of Pubco received by the Company as part of the consideration for the sale of the Balmat Assets discussed above are determined, the Company intends to evaluate the potential for distributions to shareholders which may include the Pubco shares. In addition, the Company will continue to explore the feasibility of pursuing other mining projects in light of its available working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: November 4, 2016	By:	/s/ Wayne Rich
Wayne Rich, Chief Financial Officer and Vice President of Finance